W-W1

1,384,615 Warrant Shares

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR FOREIGN JURISDICTION. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

EOS INTERNATIONAL, INC.

AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT

        This certifies that, for good and valuable consideration, EOS INTERNATIONAL, INC., a Delaware corporation (the “Company”), grants to WEICHERT ENTERPRISE LLC, a Delaware limited liability company (the “Warrantholder”), the right to subscribe for and purchase from the Company, during the Exercise Period (as hereinafter defined), 1,384,615 validly issued, fully paid and nonassessable shares, par value $0.01, of Common Stock of the Company (the “Warrant Shares”), at the exercise price per share of $0.25 per share (the “Exercise Price”), all subject to the terms, conditions and adjustments herein set forth. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 9 below.

    1.        Warrant.  This Amended and Restated Common Stock Purchase Warrant (this “Warrant”) is issued by the Company contemporaneously with the Company’s issuance of a warrant for 1,615,385 Warrant Shares (the “Other Warrant”) to DL Holdings I, L.L.C. (the “Other Warrantholder”) and is subject to the terms of the Amended and Restated Registration Rights Agreement, dated as of January 14, 2003 (the “Registration Rights Agreement”), among the Company, the Warrantholder and the Other Warrantholder.

    2.        Exercise of Warrant; Payment of Taxes.

       2.1     Exercise of Warrant.   Subject to the terms and conditions set forth herein, this Warrant may be exercised at any time, in whole or in part, by the Warrantholder during the Exercise Period by:

               (a)        the surrender of this Warrant to the Company, with a duly executed Exercise Form, and

               (b)        subject to Section 2.2 below, the delivery of payment of the Company, for the account of the Company, by (i) cash, wire transfer, certified or official bank check or any other means approved by the Company, of the aggregate Exercise Price in lawful money of the United States of America or (ii) the surrender of Series D Preferred Stock of the Company (the “Series D Preferred Stock”) valued at the Redemption Price as determined by the Certificate of Designations of the Series D Preferred Stock of the Company (the “Certificate of Designations”) on the date surrendered to the Company or (iii) a combination of (i) and (ii); provided, however, that the Company reserves the right to refuse to accept Series D Preferred Stock as consideration for the exercise of the Warrant if it would violate law or violate the provisions of any agreement to which the Company is a party.

The Company agrees that the Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

        2.2    Conversion Right.

               (a)        In lieu of the payment of the aggregate Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the “Conversion Right”) as provided for in this Section 2.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) in accordance with Section 2.1(b) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant or portion thereof at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price at the time of the exercise of the Conversion Right from the aggregate Current Market Price for the shares of Common Stock issuable upon exercise of the Warrant at the time of the exercise of the Conversion Right) by (ii) the Current Market Price of one share of Common Stock at the time of the exercise of the Conversion Right.

               (b)        The Conversion Right may be exercised by the Warrantholder on any Business Day prior to the end of the Exercise Period by surrender of this Warrant to the Company, with a duly executed Exercise Form with the conversion section completed, exercising the Conversion Right and specifying the total number of shares of Common Stock that the Warrantholder will be issued pursuant to such conversion.

       2.3     Warrant Shares Certificate.   A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five (5) Business Days after receipt of the Exercise Form by the Company and, if the Conversion Right is not exercised, the payment by the Warrantholder of the aggregate Exercise Price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

       2.4     Payment of Taxes.   The Company will pay all documentary stamp or other issuance taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or Warrant certificates or Warrant Shares in a name other than that of the them Warrantholder as reflected upon the books of the Company.

    3.                  Restrictions on Transfer; Restrictive Legends.

       3.1     This Warrant and the Warrant Shares may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person other than in accordance with applicable federal and state securities laws.

       3.2     Except as otherwise permitted by this Section 3, each Warrant (and Warrant issued in substitution for any Warrant pursuant to Section 6) shall be stamped or otherwise imprinted with a legend in substantially the form as set forth on the cover of this Warrant. Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act, (ii) the Warrantholder has delivered to Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company’s counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be or (iii) such Warrant or Warrant Shares may be sold pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

    4.        Reservation and Registration of Shares. The Company covenants and agrees as follows:

               (a)        All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, not subject to any preemptive rights, and be free from all taxes, liens, security interest, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

               (b)        The Company shall at all times have authorized and reserved, and shall keep available and free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

               (c)        The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

    5.        Anti-dilution Adjustment.   The Exercise Price and the number of Warrant Shares to be received upon exercise of this Warrant shall be subject to adjustment as follows:

       5.1     Dividend, Subdivision, Combination or Reclassification of Common Stock.   In the event that the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, (w) make a dividend or distribution on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 5), then, and in each such case, (A) the aggregate number of Warrant Shares for which this Warrant is exercisable (the “Warrant Share Number”) immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Warrantholder shall be entitled to receive upon exercise of this Warrant the number of shares of Common Stock or other securities of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event and (B) the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares issuable immediately thereafter. An adjustment made pursuant to this Section 5.1 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

       5.2     Issuance of Common Stock or Common Stock Equivalents Below Exercise Price or the Fair Market Value.

               (a)        Except in the circumstances contemplated by Section 5.1, if the Company shall at any time from time to time, after the issuance of this Warrant but prior to the exercise hereof, issue or sell (such issuance or sale, a “New Issuance”) any shares of Common Stock or Common Stock Equivalent (which, for purposes hereof, shall include any security issued as part of a “PIPES” financing) at a price per share of Common Stock (the “New Issue Price”) that is less than the Exercise Price or the Fair Market Value then in effect as the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (i) issuances or sales for which an adjustment is made pursuant to another subsection of this Section 5 and (ii) issuances in connection with an Excluded Transaction, then, and in each such case, (A) the Exercise Price then in effect shall be adjusted to equal to the new Issue Price and (B) the Warrant Share Number shall be increased to equal the product of (i) the aggregate number of Warrant Shares for which this Warrant is exercisable immediately prior to the New Issuance multiplied by (ii) a fraction, the numerator of which shall be the Exercise Price in effect on the day immediately prior to the Relevant Date and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalent are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Company, as such, to a date immediately following the close of business on the records date for the determination of shareholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 5.2 shall be made only upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

               (b)        In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expense incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith, as determined mutually by the Board of Directors and the Majority Warrantholders or, if the Board of Directors and the Majority Warrantholders shall fail to agree, at the Company’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the Majority Warrantholders.

               (c)        If any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 5.2 shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Exercise Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (i) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (ii) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (iii) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

       5.3     Certain Distributions.   In case the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, distribute to all holders of shares of Common Stock (including any such distribution made as a rights offering or in connection with a merger or consolidation in which the Company is the resulting or surviving Person and shares of Common Stock are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or distributions payable in shares of Common Stock for which adjustment is made under Section 5.1) or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, (A) the Exercise Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by being multiplied by the Exercise Price in effect prior to the date of distribution by a fraction (i) the numerator of which shall be such Current Market Price of Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (ii) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one) and (B) the number of Warrant Shares issuable hereunder shall be increased by being multiplied by a fraction (i) the numerator of which shall be the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants and (ii) the denominator of which shall be the Current Market Price of one share of Common Stock immediately prior to such record date less the fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of such cash, evidences of indebtedness, securities, other assets or rights or warrants so distributed. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

       5.4     Other Changes.   In case the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 5.1, 5.2, 5.3 or 5.8 (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Exercise Period and number of Warrant Shares issuable hereunder as a result of such action, then, and in each such case, the Exercise Price and number of Warrant Shares issuable hereunder shall be adjusted in such manner and at such times as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Warrantholder).

       5.5     No Adjustment; Par Value Minimum.   Notwithstanding anything herein to the contrary, no adjustment under this Section 5 need be made to the Exercise Price or number of Warrant Shares issuable hereunder if the Company receives written notice from the Warrantholder that no such adjustment is required. Notwithstanding any other provision of this Warrant, the Exercise Price shall not be adjusted below the par value of a share of Common Stock.

       5.6     Abandonment.   If the Company shall take a record of the holders of shares of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Exercise Price or number of Warrant Shares issuable hereunder shall be required by reason of the taking of such record.

       5.7     Certificate as to Adjustments.   Upon any adjustment in the Exercise Price or number of Warrant Shares issuable hereunder, the Company shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to the Warrantholder a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and number of Warrant Shares issuable hereunder then in effect following such adjustment.

       5.8     Spin-off, Reorganization, Reclassification, Merger or Sale Transaction.

               (a)        In case of any spin-off by the Company of another Person (the “Spin-off Entity) at any time after the issuance of this Warrant but prior to the exercise hereof, the Company shall issue to the Warrantholder a new warrant, in form and substance satisfactory to the Company and the Majority Warrantholders, entitling the Warrantholder to purchase, at the exercise price determined by the Board of Directors and reasonably acceptable to the Majority Warrantholders, the number of shares of common stock or other proprietary interest in the Spin-off Entity that the Warrantholder would have owned had the Warrantholder, immediately prior to such spin-off, exercised this Warrant.

               (b)        In case of any capital reorganization, reclassification, Sale Transaction, merger or consolidation (other than a Sale Transaction or a merger or consolidation of the Company in which the Company is the surviving corporation and there has been no change in the terms of the Common Stock) of the Company or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a “Transaction”) at any time after the issuance of this Warrant but prior to the exercise hereof, the Company shall execute and deliver to the Warrantholder at least twenty (20) Business Days prior to effecting such Transaction a certificate stating that the Warrantholder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock or other securities, property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock pursuant to the Certificate of Incorporation of the Company into which this Warrant could have been exercised immediately prior to such Transaction, and provision shall be made therefor in the agreement, if any, relating to such Transaction. The provisions of this Section 5.2 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

       5.9     Notices.   In case at any time or from time to time:

               (a)        the Company shall declare a dividend (or any other distribution) on its shares of Common Stock;

               (b)        the Company shall authorize the granting to the holders of shares of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock or any other rights or warrants;

               (c)        there shall occur a spin-off Transaction; or

               (d)        the Company shall take any other action that would require a vote of the Company’s stockholders;

then the Company shall mail to the Warrantholder, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such vote or dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such spin-off Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such spin-off Transaction. Notwithstanding the foregoing, in the case of any event to which Section 5.8 is applicable, the Company shall also deliver the certificate described in such Section 5.8 to the Warrantholder at least ten (10) Business Days prior to effecting such reorganization or reclassification as aforesaid.

    6.        Loss or Destruction of Warrant.   Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

    7.        Ownership of Warrant.   The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or written hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

    8.        Amendments.   Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

    9.        Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                 “Board of Directors” means the Board of Directors of the Company.

                 “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of York are authorized or required by law or executive order to close.

                 “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalent (however designated and whether voting or non-voting) of such Person’s capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

                 “Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

                  “Common Stock Equivalent” means any security or obligation other than Company’s Series E Junior Convertible Preferred Stock which is by its terms convertible into or exercisable into shares of Common Stock, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock.

                 “Company” has the meaning set forth in the first paragraph of this Warrant.

                 “Conversion Rights” has the meaning set forth in Section 2.2(a) of this Warrant.

                 “Current Market Price” means, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

                 “Excluded Transaction” means (a) any issuance or grant (“award”) of shares of stock, restricted stock or options to purchase shares of Common Stock as compensation, or as a pre-employment award, to employees, officers, directors or consultants of the Company or of any Subsidiary of the Company, provided that if at the time of such award the number of shares of Common Stock awarded and the number of shares of Common Stock issuable upon exercise of the stock option awarded, when combined with all other shares of Common Stock issued or issuable pursuant to awards made pursuant to this clause (a) during the Exercise Period (i.e., excluding the Lund and Regal management awards and other awards existing on the date hereof) exceeds 5% of the fully diluted shares of Common Stock outstanding on the date of such award, then the new award shall not be deemed an Excluded Transaction, (b) any issuance of Warrant Shares, (c) any issuance of securities as part of the consideration in a merger or consolidation of the Company in which the Company is the surviving corporation and there has been no change in the terms of the Common Stock, (d) the issuance of up to 27,000,000 shares of Common Stock by the Company to acquire IFS of New Jersey, Inc. (including shares of Common Stock issued upon mandatory conversion of the Series E Junior Convertible Preferred Stock of the Company), (e) the issuance of up to 16,000,000 shares of Common Stock to investors in a private placement pursuant to subscription agreements on or before the date hereof, (f) the issuance of up to 900,000 shares of Common Stock by the Company to Allen & Company Incorporated in partial satisfaction of its fee in connection with the issuance referred to in clause (e) above, (g) the issuance of any shares of the Company’s Series E Junior Convertible Preferred Stock in connection with the Company’s acquisition of IFS of New Jersey, Inc., (h) the issuance and the exercise of this Warrant and/or the Other Warrant, (i) the grant of additional warrants to the holder of the Other Warrant in the event of an anti-dilution adjustment pursuant to Section 5 of the Other Warrant, and (j) the issuance of any “Equity Securities” (as defined in Section 7 of the Certificate of Designations) of the Company, the proceeds of which are used to the extent required or permitted by Section 7 of the Certificate of Designations.

                 “Exercise Form” means an Exercise Form in the form annexed hereto as Exhibit A.

                 “Exercise Period” means the period from January 14, 2003 to January 13, 2008.

                 “Exercise Price” has the meaning set forth in the first paragraph of this Warrant.

                 “Fair Market Value” means on any date of determination with respect to any shares of Common Stock, an amount equal to the product of (i) the fair market value on such date of the consolidated net worth of the Company, as determined in good faith by the Board of Directors and (ii) the percentage such shares of Common Stock represent of all the then outstanding shares of Common Stock.

                 “Issue Date” has the meaning set forth in Section 5.2 of this Warrant.

                 “Market Price” means, as of the date of determination, (a) if the Common Stock is listed on a national securities exchange, the closing price per share of Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not designated as a national market system security by the National Association of Securities Dealers, Inc., the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined mutually by the Board of Directors and the Majority Warrantholders or, if the Board of Directors and the Majority Warrantholder shall fail to agree, at the Company’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the Majority Warrantholders. Any determination of the Market Price by an appraiser shall be based on a valuation of the Company as an entirety without regard to any discount for minority interest or disparate voting rights among classes of capital stock.

                 “Majority Warrantholders” means the holders of a majority of Warrant Shares issuable upon exercise in full of both the Warrant and the Other Warrant assuming the exercise of all such warrants.

                 “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                 “New Issuance” has the meaning set forth in Section 5.2 of this Warrant.

                 “New Issue Price” has the meaning set forth in Section 5.2 of this Warrant.

                 “Relevant Date” has the meaning set forth in Section 5.2 of this Warrant.

                 “Sale Transaction” shall mean (a)(i) the merger or consolidation of the Company into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the stockholders of the Company prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of (i) the voting Capital Stock of the Company if, after such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Company or (ii) all or substantially all of the assets of the Company.

                 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                 “Spin-off Entity” has the meaning set forth in Section 5.8 of this Warrant.

                 “Transaction” has the meaning set forth in Section 5.8 of this Warrant.

                 “Warrant Shares” has the meaning set forth in the first paragraph of this Warrant.

                 “Warrant Share Number” has the meaning set forth in Section 5.1 of this Warrant.

                 “Warrantholder” has the meaning set forth in first paragraph of this Warrant.

      10.     Miscellaneous.

       10.1     Entire Agreement.   This Warrant and the Registration Rights Agreement constitute the entire agreement between the Company and the Warrantholder with respect to this Warrant and supersedes all prior agreements and understanding with respect to the subject matter of this Warrant.

       10.2     Binding Effect; Benefits.   This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

       10.3     Headings.   The heading in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of this Warrant.

       10.4     Notices.   All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier, service or personal delivery:

(a) if to the Company:

Eos International, Inc.
888 Seventh Avenue
New York, New York 10106
Telecopy: 212-554-9873
Attention: James M. Cascino,
Chief Executive Officer

with a copy to:

Pitney, Hardin, Kipp & Szuch LLP
Park Avenue at Morris County
P.O. Box 1945
Morristown, New Jersey 07962
Telecopy: 973-966-1550
Attention: Frank E. Lawatsch, Esq.

(b) if to the Warrantholder, at its address as it appears on the record books of the Company.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, New York 10019-6064
Telecopy: (212) 757-3990
Attention: Carl Reisner, Esq.

        All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service, five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.4 designated another address or Person for receipt of notices hereunder.

       10.5     Severability.   Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any terms or provisions of this Warrant in any other jurisdiction.

       10.6     Governing Law.   This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of law principle thereof.

       10.7     No Rights or Liabilities as Stockholders.   Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company as otherwise.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated: January 14, 2003	EOS INTERNATIONAL, INC. By: PETER A. LUND —————————————— Peter A. Lund Chairman

Exhibit A

EXERCISE FORM

(To be executed upon exercise of this Warrant)

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ___________________ shares of Common Stock and herewith tenders payment for such shares to the order of the Company in the amount of $___________________ [hereby exercises its Conversion Rights] in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of the undersigned and that such certificates be delivered to the undersigned’s address below.

        The undersigned represents that it is acquiring such shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated:	Signature: ____________________

_____________________________ (Print Name)

_____________________________ (Street Address)

_____________________________ (City) (State) (Zip Code)